SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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MULTICELL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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MULTICELL TECHNOLOGIES, INC.

701 GEORGE WASHINGTON HIGHWAY

LINCOLN, RI 02865

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MultiCell Technologies, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, May 23, 2006 at 1:00 p.m. local time at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, CA 92130 for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection of J.H. Cohn LLP as independent auditors of the Company for its fiscal year ending November 30, 2006.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 24, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

W. Gerald Newmin

Co-Chairman, CEO and Secretary

San Diego, California

March 30, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

MULTICELL TECHNOLOGIES, INC.

701 GEORGE WASHINGTON HIGHWAY

LINCOLN, RI 02865

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of MultiCell Technologies, Inc. (sometimes referred to as the “Company” or “ MultiCell”) is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 3, 2006 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 24, 2006 will be entitled to vote at the annual meeting. On this record date, there were 33,190,687 shares of common stock outstanding and entitled to vote. Holders of MultiCell Series I Preferred Stock do not possess voting rights and are not entitled to vote at the 2006 Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on March 24, 2006 your shares were registered directly in your name with MultiCell’s transfer agent, U.S. Stock Transfer Corporation, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 24, 2006 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of six directors;

•	Ratification of J.H. Cohn LLP as independent auditors of the Company for its fiscal year ending November 30, 2006.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from MultiCell. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 24, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six nominees for director and “For” the appointment of J.H. Cohn LLP as independent auditors. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees, Automatic Data Processing, Inc. (ADP) and U.S. Stock Transfer Corporation may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but ADP and U.S. Stock Transfer Corporation will be paid their customary fees and U.S. Stock Transfer Corporation will be paid approximately $7,600 plus out-of-pocket expenses if it solicits proxies and acts as Inspector of Elections. We will, upon request, also reimburse brokerage firms, banks and other agents for the reasonable costs of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to MultiCell’s Secretary at 701 George Washington Highway, Lincoln, RI 02865.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 30, 2006, to 701 George Washington Highway, Lincoln, RI 02865 Attn: Secretary. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify MultiCell between the close of business on January 18, 2007 and the close of business on February 19, 2007, the Company’s management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under applicable rules on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Broker non-votes, as described herein, have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	For the election of directors, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or ‘Withheld” will affect the outcome.

•	To be approved, Proposal No. 2, ratifying J.H. Cohn LLP as independent auditors of the Company for its fiscal year ending November 30, 2006 must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 33,190,687 shares outstanding and entitled to vote. Thus 16,595,344. shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-QSB for the second quarter of fiscal 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws give the Board of Directors the power to set the number of directors. MultiCell’s Board of Directors currently consists of seven directors. There are six nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each of the nominees listed below, except for Anthony E. Altig are currently directors of the Company who were previously elected by the stockholders. Mr. Altig was appointed by the Board in September 2005, and is recommended by the Board for election at the 2006 Annual Meeting of Stockholders. It is the Company’s policy to require nominees for directors to attend the Annual Meeting. Mr. Cataldo, Dr. Chang, Mr. Newmin, Mr. Page, Ms. Randolph and Mr. Sigmond attended the 2005 Annual Meeting of Stockholders, our most recent annual meeting.

Directors are elected by a plurality of the votes of the shares present in person, by remote communication if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by MultiCell’s management. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

NOMINEES

The following is a brief biography of each nominee for director:

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION/ POSITION HELD WITH THE COMPANY
W. Gerald Newmin	68	1995	Co-Chairman of the Board, Chief Executive Officer, Secretary and Director
Anthony Cataldo	55	2005	Co-Chairman and Director
Stephen Chang, Ph.D.	50	2004	President and Director
Anthony E. Altig	49	2005	Director
Thomas A. Page	73	2003	Director
Edward Sigmond	46	2000	Director

W. Gerald “Jerry” Newmin joined the Company in June 1995. He currently serves as the Co-Chairman, Chief Executive Officer and Secretary. Mr. Newmin is Chairman, Chief Executive Officer, Secretary and a director of Xenogenics, a partially-owned subsidiary, Chairman, Chief Executive Officer, Secretary and director of MCT Rhode Island Corp, a wholly-owned subsidiary of the Company and Chief Executive Officer, Secretary and a director of MCTI, a partially-owned subsidiary of the Company. He serves on the Board of Directors of San Diego Defcomm, a not-for-profit consortium of defense companies based in San Diego. Mr. Newmin has a Bachelor’s degree in Accounting from Michigan State University.

Anthony J. Cataldo has served as a director of the Company since February 2005. He was appointed Chairman of the Board of Brand Partners Group, Inc., a Delaware corporation, (OTC BB: BPTR) in October 2003 and currently serves as its Non-Executive Chairman. From May 2002 through November 2004, he served as Executive Chairman of Calypte Biomedical Corporation (AMEX: HIV) a publicly traded biotechnology company dedicated to creating testing solutions for HIV, STDs and other chronic diseases. From May 1999 through May 2002, Mr. Cataldo served as the Chief Executive Officer and Chairman of the Board of Directors of Miracle Entertainment, Inc., a Canadian film production company. From August 1995 to December 1998, Mr. Cataldo served as President and Chairman of the Board of Senetek, PLC, (OTC BB: SNTKY) a publicly traded biotechnology company involved in age-related therapies. From 1990 to 1995, Mr. Cataldo held various positions including Chairman and Chief Executive Officer with Management Technologies, Inc., a manufacturer and seller of trading system and banking software systems. He has also held the position of Executive Vice President of Hogan Systems, a banking software manufacturer and retailer. Mr. Cataldo has also served as President of Internet Systems, a pioneer in the Internet banking arena. Mr. Cataldo served in the United States Air Force from 1969 to 1973.

Stephen Chang, Ph.D. has served as a director of the Company since June 2004 and became President of the Company in February 2005. Dr. Chang also serves as President of MultiCell Immunotherapeutics, Inc., a subsidiary of the Company. Dr Chang is President of CURES, a coalition of patient advocates, biotechnology companies, pharmaceutical companies and venture capitalists dedicated to ensuring the safety, research and development of innovative life saving medications. Dr Chang is on the board of BIOCOM, San Diego’s premier life sciences organization. Dr. Chang was chief science officer and vice president of Canji Inc./Schering Plough Research Institute in San Diego from 1998 to 2004. Dr. Chang earned his doctoral degree in Biological Chemistry, Molecular Biology and Biochemistry from the University of California, Irvine. Prior to that he received a bachelor of science in Zoology, Microbiology, and Cell and Molecular Biology from the University of Michigan and a USPHS Postdoctoral Fellowship at the Baylor College of Medicine.

Anthony E. Altig has served as a director of the Company since September 2005. Mr. Altig serves as the Chair of the Audit Committee of the Company. Mr. Altig has extensive experience in financial management, strategic planning and financial reporting primarily with biotechnology and other technology companies. Since 2004 Mr. Altig has been the Chief Financial Officer of Diversa Corporation a leader in providing proprietary genomic technologies for the rapid discovery and optimization of novel protein based products. From 2002 through 2004 Mr. Altig served as the Chief Financial Officer of Maxim Pharmaceuticals, a public biopharmaceutical company. Prior to Maxim, Mr. Altig served as the Chief Financial Officer of NBC Internet, Inc., a leading Internet portal company, which was acquired by General Electric. Mr. Altig’s additional experience includes his role as the Chief Accounting Officer at USWeb Corporation, as well as his experience serving biotechnology and other technology companies during his tenure at both PricewaterhouseCoopers and KPMG. Mr. Altig is a certified public accountant and is a graduate of the University of Hawaii.

Thomas A. Page has served as a director of the Company since September 2003. Mr. Page is Director Emeritus and former Chairman of the Board and CEO of Enova Corporation and San Diego Gas and Electric Company (now part of Sempra Energy). Prior to the formation of Sempra Energy Corporation as a holding company in 1996, Mr. Page was SDG&E’s chairman, president and CEO. Mr. Page held one or more of these positions until his retirement in 1998. Mr. Page joined SDG&E in 1978 as executive vice president and COO. In 1981, he was elected president and CEO and added the chairmanship in 1983. Mr. Page has been active in numerous industrial, community and governmental associations and has funded medical research. He is a director of the San Diego Regional Economic Development Corporation, Community National Bank, Sys Technologies and is an advisory director of Sorrento Ventures. Mr. Page earned a Bachelor of Science degree in civil engineering, a masters in industrial administration and was awarded a doctorate in management, all from Purdue University. He has been licensed as an engineer and as a certified public accountant (CPA). Mr. Page also serves on the University of California Presidents Council on the National Laboratories.

Edward Sigmond has served as a director of the Company since May 2000. Mr. Sigmond serves as Chair of the Compensation Committee of the Company. He has been in sales, marketing and operations management for the past 20 years. Mr. Sigmond has served as President of Kestrel Holdings, Inc., a holding company, since its inception in 1997. Mr. Sigmond served as President of Kestrel Development, a Texas based real estate development company, from 1993 to 1998 when it was dissolved. He studied Marketing and Chemistry at Duquesne University.

SIGNIFICANT EMPLOYEES WHO ARE NOT DIRECTORS OR DIRECTOR NOMINEES

Ronald Faris, Ph.D. has been our Chief Science Officer since January 27, 2004. Dr. Faris joined the Company in May 2001 and served as President and Chief Science Officer of the MCT subsidiary until spring 2004. Dr. Faris is Senior Vice President and Chief Science Officer and a director of MCT Rhode Island Corp. Dr. Faris is also Senior Vice President and Chief Science Officer of Xenogenics Corporation. Prior to that, he consulted with the Company for two years. Dr. Faris recently worked as the Director of Pediatric Oncology Research at the Rhode Island Hospital, Providence Rhode Island and as an Associate Professor of Pediatrics and Pathology, Brown University. Dr. Faris received his Bachelor of Science degree in Biochemistry from Virginia Polytechnic Institute and State University and his Doctorate in Nutritional Toxicology/Biochemistry from Cornell University. He holds a patent on adult stem cells and has authored numerous publications related to hepatic research.

Gerard A. Wills joined MultiCell Technologies as Senior Vice President, Finance and Chief Financial Officer in January 2006. Prior to joining MultiCell Technologies, Inc., Mr. Wills served as Chief Financial Officer of Immusol, Inc., a private drug development company, from 2004 until January 2006. Mr. Wills served as Vice President, Chief Financial Officer and Treasurer at Nanogen, Inc., a developer of molecular and point-of-care diagnostic products, from 2001 until 2003. Prior to joining Nanogen, Mr. Wills served as Vice President, Finance and Chief Financial Officer from 1999 until 2001 at Trega Biosciences, Inc, a computational chemistry and informatics company acquired by Lion Bioscience in March 2001. From 1993 through 1998 Mr. Wills served as Vice President, Finance and Chief Financial Officer of Molecular Biosystems, Inc., a company focused on developing and manufacturing ultrasound-imaging agents used in assessing heart function. Prior to 1993 Mr. Wills held various financial positions including six years with Ernst & Young, an international professional service firm. Mr. Wills is a Certified Public Accountant and holds a B.B.A. from the University of Notre Dame.

The Board Of Directors Recommends

A Vote In Favor Of Each Named Nominee.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Board consults with the Company’s counsel to ensure that the Board’s determinations regarding director independence are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors Altig, Page and Sigmond are independent directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of MultiCell Technologies, Inc. at 701 George Washington Highway, Lincoln, RI 02865. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit Committee or the Nominating, Corporate Governance and Compensation Committee.

The Board has two committees: an Audit Committee and a Nominating, Corporate Governance and Compensation Committee. The following table provides membership and meeting information for fiscal 2005 for each of the Board committees:

Name	Audit	Nominating, Corporate Governance and Compensation
Edward Sigmond	X	X
Ann Randolph	X	X
Tom Page	X	X
Anthony Altig	X
Total meetings in fiscal year 2005	5	7

•	Ms. Randolph served as chairperson of the Audit Committee until January 16, 2006 and thereafter, Mr. Altig served as the chairperson of the Audit Committee. Mr. Altig was appointed to the Nominating, Corporate Governance and Compensation Committee on March 21, 2006.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each current member of each committee meets the applicable rules and regulations regarding “independence” and that each current member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-KSB; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. Three directors comprise the Audit Committee: Anthony Altig (Chairman), Edward Sigmond and Tom Page.

The Board of Directors annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 10A-3 of the Exchange Act of 1934). The Board of Directors has determined that Anthony Altig and Thomas A. Page qualify as “audit committee financial experts,” as defined in applicable SEC rules. The Board made a qualitative assessment of Anthony Altig’s and Thomas A. Page’s level of knowledge and experience based on a number of factors, including their formal education and experience as financial experts and their prior experience as a certified public accountants. A biographical summary of Mr. Altig’s and Mr. Page’s background is included in Proposal 1 of this proxy. The Audit Committee met five times during the fiscal year ended November 30, 2005.

NOMINATING, CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

The Nominating, Corporate Governance and Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Nominating, Corporate Governance and Compensation Committee also reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and recommends to the Board for approval the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and recommends to the Board for approval the compensation and other terms of employment of the other officers; and administers the Company’s stock option and purchase plans, and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs.

The Nominating, Corporate Governance and Compensation Committee is also responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the board of directors, making recommendations to the Board regarding the membership of the committees of the Board, and assessing the performance of management.

The Nominating, Corporate Governance and Compensation Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating, Corporate Governance and Compensation Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating, Corporate Governance and Compensation Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating, Corporate Governance and Compensation Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating, Corporate Governance and Compensation Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating, Corporate Governance and Compensation Committee also determines whether the nominee will be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating, Corporate Governance and Compensation Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating, Corporate Governance and Compensation Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating, Corporate Governance and Compensation Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At this time, the Nominating, Corporate Governance and Compensation Committee does not consider director candidates recommended by stockholders. The Nominating, Corporate Governance and Compensation Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the criteria for Board membership approved by the Board.

Three independent directors currently comprise the Nominating, Corporate Governance and Compensation Committee: Edward Sigmond (Chairman), Tony Altig and Tom Page. The Nominating, Corporate Governance

and Compensation Committee met five times during the fiscal year ended November 30, 2005. The Committee’s functions are more fully described in its Charter which has been adopted by the Board of Directors and is available on the Company’s website at www.multicelltech.com.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met ten times during the last fiscal year. Each Board member attended all of the meetings of the Board and of the committees on which he or she served held during the period for which he or she was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, the Company’s process for stockholder communications with the Board has been through the Investor Relations function. Also, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Further, periodically the Board considers the adoption of a more formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

CODE OF ETHICS

The Company has adopted the MultiCell Technologies, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.multicelltech.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Committee’s function is more fully described in its charter, which the Board of Directors has adopted and is available on the Company’s website. The Committee reviews the charter on an annual basis.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditors, J.H. Cohn LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended November 30, 2005 with the Company’s management and has discussed with J.H. Cohn LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, J.H. Cohn LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with J.H. Cohn LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended November 30, 2005, for filing with the Securities and Exchange Commission (the “SEC”).

AUDIT COMMITTEE MEMBERS:

Anthony Altig

Edward Sigmond

Tom Page

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors and the Board of Directors have selected J.H. Cohn LLP as the Company’s independent auditors for the fiscal year ending November 30, 2006 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. J.H. Cohn LLP has audited the Company’s financial statements since January 14, 2003. Representatives of J.H. Cohn LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of J.H. Cohn LLP as the Company’s independent auditors. However, the Board and the Audit Committee of the Board is submitting the selection of J.H. Cohn LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of J.H. Cohn LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for fiscal years ended November 30, 2005 and November 30, 2004, by J.H. Cohn LLP, the Company’s principal accountant:

	Fiscal Year Ended
	2005	2004
Audit Fees	$135,602	$93,557
Audit-related Fees (principally related to the review of various SEC filings.)	52,418	34,557
Tax Fees (related to the preparation of the Company’s tax returns)	—	15,272
All Other Fees	—	—

Total Fees	$188,020	$143,386

All fees described above were approved by the Audit Committee. No percentage of J.H. Cohn LLP’s audit for the fiscal year ended November 30, 2005 was provided by persons other than its full-time permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, J.H. Cohn LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service.

The Audit Committee has determined that the rendering of services other than audit services by J.H. Cohn LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 24, 2006, certain information as to shares of our common stock owned by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and executive officers named in our summary compensation table, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, the address of each named beneficial owner is the same as that of our principal executive offices located at 701 George Washington Highway, Lincoln, RI 02865.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Class Beneficially Owned
David Firestone (3)	8,905,413	22.29%
W. Gerald Newmin (4)	5,627,166	16.27%
Monarch Pointe Fund, LTD (5)	3,751,917	10.48%
Thomas A. Page (6)	768,331	2.29%
Stephen Chang, Ph.D. (7)	778,256	2.31%
Ronald A. Faris (8)	674,275	2.01%
Anthony J. Cataldo (9)	494,578	1.47%
Ann Ryder Randolph (10)	233,828	0.70%
Edward Sigmond (11)	117,433	0.35%
Anthony Altig (12)	50,673	0.15%
Janice DiPietro (13)	22,222	0.07%
All executive officers and directors as a group (Nine persons)	8,766,763	23.96%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the Commission, shares of common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. Applicable percentages are based on 33,190,687 shares outstanding on March 24, 2006, adjusted as required by rules promulgated by the SEC.
(2)	Unless otherwise noted, all shares listed are owned of record and the record owner has sole voting and investment power, subject to community property laws where applicable.
(3)	David F. Firestone is the managing member of MAG Capital, LLC, a California limited liability company (“MAG”). Mercator Momentum Fund, L.P. and Mercator Momentum Fund III, L.P. are private investment limited partnerships organized under California law. The general partner of each fund is MAG. Monarch Pointe Fund, Ltd. is a corporation organized under the laws of the British Virgin Islands. MAG controls the investments of Monarch Pointe Fund, Ltd. Includes an estimated 3,875,969 shares of common stock issuable upon the conversion of outstanding shares of our Series I Preferred Stock, and 2,885,000 shares of common stock issuable upon exercise of outstanding warrants. Assumes a conversion price of $.387 on the Series I Preferred Stock, which would have been the applicable conversion price if the conversion had occurred on March 24, 2006. The selling stockholder agreed not to convert Series I shares or to exercise warrants to the extent such holder’s beneficial ownership of common stock will exceed 9.99% of the common stock then outstanding. The address for the selling shareholder is c/o MAG Capital, LLC, 555 South Flower Street, Suite 4200 Los Angeles, CA 90071
(4)	Includes 468,678 shares of our common stock and warrants for 62,000 shares of our common stock owned by Mr. Newmin’s spouse, over which Mr. Newmin disclaims beneficial ownership. Includes 27,778 shares issuable under options, which are exercisable within 60 days of March 24, 2006 and 1,310,000 shares in the form of warrants.
(5)

Includes an estimated 1,821,414 shares of common stock issuable upon the conversion of outstanding shares of our Series I Preferred Stock, and 799,414 shares of common stock issuable upon exercise of outstanding warrants. Assumes a conversion price of $.387 on the Series I Preferred Stock, which would have been the applicable conversion price if the conversion had occurred on March 24, 2006. The selling stockholder has agreed not to convert Series I shares or to exercise warrants to the extent such holder's beneficial ownership of common stock will exceed 9.99% of the common stock then outstanding. The address for this selling stockholder is c/o MAG Capital, LLC, 555 South Flower Street, Suite 4200 Los Angeles, CA 90071.

(6)	Includes 72,222 shares issuable under options which are exercisable within 60 days of March 24, 2006 and 350,000 shares in the form of warrants.
(7)	Includes 523,333 shares issuable under options, which are exercisable within 60 days of March 24, 2006.
(8)	Includes 438,444 shares issuable under options which are exercisable within 60 days of March 24, 2006.
(9)	Includes 22,222 shares issuable under options and 444,444 shares in the form of warrants which are exercisable within 60 days of March 24, 2006.
(10)	Includes 94,444 shares issuable under options which are exercisable within 60 days of March 24, 2006.
(11)	Includes 27,778 shares issuable under options which are exercisable within 60 days of March 24, 2006.
(12)	Includes 11,111 shares issuable under options which are exercisable within 60 days of March 24, 2006.
(13)	Includes 22,222 shares issuable under options which are exercisable within 60 days of March 24, 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended November 30, 2005, the following persons were each delinquent (based on an administrative oversight) with respect to one report as set forth in Section 16(a) of the Exchange Act: Anthony J. Cataldo, Dr. Stephen Chang, Janice D. Dipietro, Ronald A. Faris, Thomas A. Page, and Edward Sigmond. W. Gerald Newmin and Ann Randolph were late with respect to two and three reports, respectively. Based on a review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes there were no known failures to file any required form. Based on a review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes Mr. Cataldo failed to report three transactions on a timely basis, Dr. Chang failed to report eight transactions on a timely basis, Ms. Dipietro failed to report two transactions on a timely basis, Mr. Faris failed to report three transactions on a timely basis, Mr. Newmin failed to report thirty-three transactions on a timely basis, Mr. Page failed to report twenty transactions on a timely basis, Ms. Randolph failed to report fifty-six transactions on a timely basis and Mr. Sigmond failed to report seven transactions on a timely basis.

COMPENSATION OF DIRECTORS

Each director of the Company receives a per meeting fee of $3,000 for each board meeting attended. The Chairman of the Audit Committee was paid $4,000 per meeting for each Audit committee meeting attended during the year and each committee member received $1,000 per meeting attended. The Chairman of the Nominating, Corporate Governance and Compensation Committee was paid $2,000 per Compensation Committee meeting attended and members of the Committee were paid $1,000 per meeting attended. All directors’ fees were paid in shares of common stock based on the market price of the stock on the date of grant by the board. In the fiscal year ended November 30, 2005, the total compensation paid to non-employee directors in the form of stock was $174,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy. In addition, Ms. Randolph was paid an additional $18,000.00 for services rendered to the Company as a director during the fiscal year ended November 30, 2005.

Each director of the Company also receives stock option grants under the 2004 Equity Incentive Plan (which shall be referred to as the “Directors’ Plan”). Directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the Directors’ Plan are non-discretionary. Each non-employee director is granted 50,000 stock options on the date he or she joins the Board of Directors. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant. The standard terms of the plan call for vesting in equal installments over three years and expiring in five years.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

Effective January 29, 2005 and February 1, 2005, subject to the completion of the private placement offering completed on February 10, 2005, the Company entered into an employment agreement with Stephen Chang, Ph.D., as President, and a director and entered into a consulting agreement with Anthony Cataldo. Under the terms of these agreements both Dr. Chang and Mr. Cataldo will be paid $15,000 per month in a combination of stock and cash, plus directors fees of $3,000 for each board meeting attended. In the event that the Company terminates Dr. Chang’s employment, without cause (as defined in the agreements), or terminates his employment for good reason, he shall be entitled to receive severance pay in the form of salary continuation then in effect, less applicable deductions and withholdings, for a period of six (6) months. Dr. Chang was issued 5.0 million stock options under the Company’s equity incentive plan at $.28 per share, the fair market value on the date of grant. The stock options will vest monthly over three years and expire in five years. Mr. Cataldo was granted a warrant to purchase 10 million shares of the Company’s common stock at an exercise price of $.28 per share. Five million shares become exercisable in equal monthly installments over three years, or earlier in the event the remaining five million become exercisable as set forth below. Upon the closing of a round of equity financing that has been arranged by Mr. Cataldo with investors that were first introduced to the Company by Mr. Cataldo, equal to at least ten million dollars ($10,000,000) on terms acceptable to the Board, five million (5,000,000) shares subject to the warrant shall become exercisable thirty (30) days after the closing date of such round of financing. Mr. Cataldo also received 250,000 stock options for joining the Company’s board of directors at an exercise price of $.28 per share, the fair market value on the date of grant. The stock options and warrants granted to Dr. Chang and Mr. Cataldo will in no event be exercisable prior to an increase in the authorized number of shares of the Company’s common stock. Mr. Cataldo also received a $150,000 payment under the agreement for services rendered in connection with the Company’s $4 million fundraising. Mr. Cataldo’s consulting services under the agreement may be terminated only for cause, as defined in the agreement.

On November 16, 2005, the board of directors of MultiCell Technologies, Inc. (the “Company”) approved resolutions to pay Stephen Chang, a member of the board of directors and the Company’s President, $200,000 owed to Dr. Chang (the “Accrued Amount”) by MultiCell Immunotherapeutics, Inc. (“Sub”) that were accrued by Sub prior to the Company’s acquisition of Sub on September 7, 2005. The Accrued Amount represents compensation in consideration of services of Dr. Chang to Sub prior to the acquisition. Following the acquisition, Dr. Chang has served as President of Sub. Dr. Chang has also previously entered into an Employment Agreement with the Company dated as of February 1, 2005.

Dr. Chang will receive the Accrued Amount as follows: (a) $100,000 in November 2005, $50,000 of which is paid in cash and $50,000 of which is paid in shares of the Company’s Common Stock based on the closing price per share of the Company’s Common Stock on November 16, 2005 (the date of issuance), and (b) $100,000 in 2006, $50,000 of which is to be paid in cash and $50,000 of which is to be paid in shares of the Company’s Common Stock based on the closing price per share of the Company’s Common Stock on the date of issuance. Accordingly, the Company issued to Dr. Chang 73,529 shares of Common Stock on November 16, 2005 pursuant to the Company’s 2000 Employee Benefit Plan in consideration of the $50,000 to be paid in shares in November 2005.

The closing price per share of the Company’s Common Stock on November 16, 2005 was $0.68. The Company also granted to Dr. Chang 121,951 shares of Common Stock on March 10, 2006 in consideration of $50,000 to be paid in 2006. The closing price per share of the Company’s Common Stock on March 10, 2006 was $0.41.

On May 26, 2005, the Company executed a new employment agreement with Ronald Faris, Ph.D., continuing his employment as Senior Vice President and Chief Science Officer. The agreement is for a term of three years and may be cancelled by Dr. Faris or by the Company at any time. The agreement provides for a base salary of $175,000 per year plus participation in the Company’s bonus and compensation programs for executive management, if and when established. In addition, Dr. Faris received a stock option (the “Option”) to purchase 200,000 shares of the Company’s common stock, at an exercise price of $1.40 per share. The Option will be exercisable for a period of five years and will vest monthly in equal installments over the three year term of the agreement. The agreement also provides that Dr. Faris shall be eligible to participate in any executive benefit plan made available to the Company’s executive or key management employees, including paid vacation and medical insurance. On November 16, 2005, the board of directors of the Company amended an outstanding option to purchase 50,000 shares of Common Stock originally granted on or about October 12, 2001 to Ronald Faris, the Company’s Senior Vice President and Chief Science Officer, pursuant to the Company’s 2000 Stock Option Plan. The option was amended to extend the termination date from October 11, 2005 to October 11, 2006. The closing price per share of the Company’s Common Stock on October 11, 2005 was $0.60, the same price as the exercise price per share of the option being amended. All other terms of the option remain unchanged, including the exercise price per share. In the event Dr. Faris is terminated without cause (as defined in the agreement) or he terminates his employment for good reason (as defined in the agreement), Dr. Faris is entitled to receive severance pay equal to six months of his base salary then in effect. In addition, for a period of one year after his employment with the Company ends, Dr. Faris has agreed not to solicit the Company’s employees, consultants, customers, suppliers or distributors.

On December 23, 2005, the Company entered into an employment agreement with Gerard A. Wills. Pursuant to the Agreement, effective January 9, 2006 , Mr. Wills was appointed the Company’s new Chief Financial Officer. The employment of Janice DiPietro, Chief Financial Officer of the Company, was terminated effective as of January 9, 2006. The Company entered into the Agreement with Mr. Wills pursuant to which, among other things, Mr. Wills will be an “at-will” employee. Mr. Wills will be paid an annual base salary of $230,000 and is eligible to participate in the Company’s discretionary bonus plan based on individual and Company performance. In addition, if (a) Mr. Wills’ employment is terminated for any reason, other than for cause (as defined in the Agreement), and (b) Mr. Wills executes the Company’s form of separation and release agreement, then Mr. Wills will receive severance pay of up to six (6) months of his current base salary, less standard deductions and withholdings after the first year of employment, and on a prorated basis over the first year of the agreement. Subject to approval by the Company’s Board of Directors, Mr. Wills will be granted, pursuant to the Company’s 2004 Equity Incentive Plan, an option to purchase a minimum of 300,000 shares of the Company’s Common Stock at an exercise price per share equal to the closing price of the Company’s Common Stock on the date of such grant. One-thirty-sixth (1/36th) of the shares subject to any option will vest on a monthly basis from the commencement of employment with the Company and the option shall expire in five years, subject to Mr. Wills’ continued employment with the Company on any such date.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows for the fiscal years November 30, 2003, 2004 and 2005, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other three most highly compensated executive officers at November 30, 2005 (the “Named Executive Officers”):

		Annual Compensation				Long Term Compensation Awards
Name and principal position	Year	Salary $	Bonus $	Other Annual Compensation $		Restricted Stock Awards $	Securities Options/ SARs #
W. Gerald Newmin	2005	$95,041	$0	$88,000	(1)	$0	0
Co-Chairman of the Board,	2004	$0	$0	$65,250	(1)	$0	50,000
Chief Executive Officer,	2003	$0	$0	$55,000	(1)	$0	0
President, Treasurer,
Secretary and Director

Stephen Chang, Ph.D.	2005	$188,179	$0	$88,000	(1)	$0	1,000,000
President and Director	2004	$0	$0	$10,000	(1)	$0	130,000

Gregory F. Szabo	2004	$225,000	$0	$11,500	(1)	$0	0
President, Treasurer,	2003	$149,662	$0	$38,500	(1)	$0	0
Director (2)

Ronald A. Faris, Ph.D.	2005	$148,569	$0	$0		$0	200,000
Chief Scientific Officer,	2004	$145,542	$50,000	$0		$0	100,000
Senior Vice President	2003	$161,300	$0	$0		$0	0

Janice D. DiPietro	2005	$176,702	$0	$122,235	(4)	$0	50,000
Chief Financial Officer (3)	2004	$46,676	$0	$9,375	(4)	$0	0

(1)	Represents the fair market value of shares of our common stock paid in lieu of cash based on the closing market price of our common stock on the date of approval by our board of directors. A total of 94,806; 32,294; and 191,751 shares were issued to Mr. Newmin in fiscal 2005, 2004, and 2003 respectively, a total of 4,466; and 162,402 shares were issued to Mr. Szabo in fiscal 2004, and 2003 respectively, and a total of 122,305 and 11,950 shares were issued to Dr. Chang in fiscal 2005 and 2004, respectively.
(2)	Mr. Szabo resigned as an officer and Director of our Company effective March 31, 2004.
(3)	Dr. DiPietro was elected Chief Financial Officer of our Company on July 9, 2004. Effective January 9, 2006, Dr. DiPietro’s status changed to consultant upon the appointment of Gerard A. Wills as the company’s Chief Financial Officer.
(4)	Represents fees paid to Tatum CFO Partners, LLP of which Dr. DiPietro is a Managing Partner.

Stock Option Grants in Last Fiscal Year

The Company grants options to its executive officers under its 2004 Equity Incentive Plan. As of March 24, 2006, options to purchase a total of 2,062,000 shares were outstanding under the Incentive Plan and options to purchase 2,938,000 shares remained available for grant under the plan.

The following tables show for the fiscal year ended November 30, 2005, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date
Stephen Chang, Ph.D.	1,000,000	63%	$1.40	1/27/2010
Ronald A. Faris, Ph.D.	200,000	13%	$1.40	5/25/2010
Janice D. DiPietro	50,000	3%	$0.80	12/7/2009

Option Exercises and Fiscal Year-end Values,

The following table presents information for the named officer in the Summary Compensation Table with respect to options exercised during fiscal 2005 and unexercised options held as of the end of the fiscal year.

Aggregated Options Exercised in Fiscal Year 2005 And Fiscal Year End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (11/30/05) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End (11/30/05) Exercisable/Unexercisable
W. Gerald Newmin	115,000	$50,600	27,778 / 22,222	$0 / $0
Stephen Chang, Ph.D.			523,333 / 606,667	$0 / $0
Ronald A. Faris, Ph.D.			438,444 / 155,556	$78,200 / $0
Janice D. DiPietro			22,222 / 27,778	$0 / $0

(1)	Based on the closing price of $ .70 per share for the last business day of the fiscal year ended November 30, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From August 2001 through November 2003, the Company borrowed an aggregate of $1,858,500 in order to finance the acquisition of MultiCell and for working capital. Of this amount, the Company borrowed $736,000 from Mr. Newmin, our Co-Chairman and Chief Executive Officer, and $50,000 from Mr. Szabo, Exten’s former President. The notes bear interest at the rate of 10% per annum, with all principal and accrued interest due and payable in August 2004 and various dates in 2005. During 2003, Mr. Newmin converted $157,000 of his loans plus accrued interest and Mr. Szabo converted his entire loan plus accrued interest into shares of MultiCell Technologies, Inc. common stock. Mr. Newmin received a total of 1,036,306 shares and Mr. Szabo received 304,658 shares of stock. During the fiscal year ended November 30, 2004, Mr. Newmin converted $113,000 of his loans plus accrued interest into 705,700 shares of MultiCell Technologies, Inc. common stock.

The remainder of Mr. Newmin’s loans originally due August 4, 2004 were extended for one additional year, to August 3, 2005. During 2005 these loans were converted into shares of our common stock at $.50 per share.

On June 9, 2004 the Company entered into an agreement with Tatum Partners, LLP of Boston, MA to retain the services of Dr. Janice DiPietro as the Company’s Chief Financial Officer. Under the terms of the agreement, the Company will compensate Dr. DiPietro at a rate of $1,667 per day, Tatum Partners LLP at a rate of $333.00 per day and provides for a cash bonus or equity incentive payment to Dr. DiPietro. Dr. DiPietro has agreed to share any equity compensation with Tatum Partners, LLP and is eligible for any employee benefits provided by the Company. The Company entered into a second agreement with Tatum Partners LLP on February 3, 2005 in connection with providing assistance to the Company in the area of Sarbanes Oxley compliance. This agreement stipulates a rate of $1,500 per day. Ms. DiPietro resigned as the Company’s Chief Financial Officer effective January 9, 2006.

Mr. Newmin’s wife, Barbara Corbett, provides investor relations consulting services to the Company. Ms. Corbett is compensated on an hourly basis and is paid in common stock of the Company. For the fiscal year ended November 30, 2005 Ms. Corbett was paid a total of $21,038.

In February 2006, Ann Ryder Randolph was paid a finders fee of $23,000 related to the recruitment and appointment of Gerard A. Wills as the company’s Chief Financial Officer.

See also “Employment, Severance and Change of Control Agreements”.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are MultiCell stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to MultiCell Technologies, Inc., W. Gerald Newmin; 701 George Washington Highway, Lincoln, RI 02865 or contact Gerard A. Wills at (401) 333-0610. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

W. GERALD NEWMIN

Co-Chairman, Chief Executive Officer and Secretary

March 30, 2006

REVOCABLE PROXY MULTICELL TECHNOLOGIES, INC.

Annual Meeting of Stockholders May 23, 2006

This Proxy is Solicited on Behalf of the Board of Directors of MULTICELL TECHNOLOGIES, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on Tuesday, May 23, 2006 and the Proxy Statement, and appoints Gerard A. Wills and W. Gerald Newmin, and each of them, his, her or its true and lawful agent and Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of MULTICELL TECHNOLOGIES, INC., a Delaware Corporation, (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2006 Annual Meeting of Stockholders of the Company to be held at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, CA 92130 on Tuesday, May 23, 2006 at 1:00 p.m. Pacific Time (the “Annual Meeting”), and at any and all adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

MULTICELL TECHNOLOGIES, INC. 701 GEORGE WASHINGTON HIGHWAY LINCOLN, RI 02865

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Multicell Technologies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Multicell Technologies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

MCELL1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MULTICELL TECHNOLOGIES, INC.

Vote on Directors

1. To elect directors to serve for the ensuing year and until their successors are elected.

01) W. Gerald Newmin

02) Thomas A. Page

03) Anthony E. Altig

04) Edward Sigmond

05) Anthony Cataldo

06) Stephen Chang, Ph.D.

For Withhold For All

All For All Except

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

Vote on Proposals

2. To ratify the selection of J.H. Cohn LLP as independent public accountants of the Company for its fiscal year ending November 30, 2006.

3. In accordance with the discretion of the proxy holders, to act upon any other matters properly brought before the meeting.

For Against Abstain

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF proposal Two.

(Authorized Signature of Stockholder as it appears on certificate. Executors, administrators, trustees, etc. should give their full title. All joint owners should sign.)

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date